Exhibit 32

STATEMENT PURSUANT TO
18 U.S.C. SECTION 1350
AS REQUIRED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of John Deere Capital Corporation (the “Company”) on Form 10-Q for the period ending January 26, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned hereby certify that to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

February 27, 2025	/s/ John C. May	Chairman and Chief Executive Officer (Principal Executive Officer)
John C. May

February 27, 2025	/s/ Joshua A. Jepsen	Senior Vice President (Principal Financial Officer and Principal Accounting Officer)
Joshua A. Jepsen